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                                                                     Exhibit 99


AT THE COMPANY:
Daniel D. Viren                             Roy Youst
Senior Vice President-Finance               Director Corporate Communications
(614) 864-6400                              (614) 864-6400


FOR IMMEDIATE RELEASE
THURSDAY, MAY 8, 2003


       R.G. BARRY CORPORATION UNVEILS NASCAR(R)PRODUCTS AT ANNUAL MEETING
             SHAREHOLDERS RE-ELECT DIRECTORS AND AUTHORIZE EMPLOYEE
                         STOCK PURCHASE PLAN AMENDMENTS


PICKERINGTON, OHIO - MAY 8, 2003 - Fans of NASCAR Winston Cup Series(R) racing will soon be able to show support for their favorite drivers by sporting a line of NASCAR(R) leisure footwear, robes and towel wraps unveiled today at the annual meeting of the shareholders of R.G. Barry Corporation (NYSE:RGB), the world's largest manufacturer and marketer of at- and around-the-home comfort footwear.

Chairman and Chief Executive Officer Gordon Zacks told those attending the meeting held at the Company's suburban Columbus, Ohio, headquarters that R.G. Barry is entering into licensing agreements to produce products featuring colorful images of eight popular drivers, their cars and the NASCAR logo. Featured drivers are Dale Earnhardt, Dale Earnhardt Jr., Jeff Gordon, Jimmie Johnson, Bobby Labonte, Ryan Newman, Tony Stewart and Rusty Wallace. Products are expected to be available in stores nationwide this fall.

 "We are very excited about having an opportunity to offer the more than 75 million NASCAR fans some unique ways in which they can show affinity for their favorite drivers. Research indicates that NASCAR fans are among the most brand-loyal in sports. The fan base offers great multi-generational demographics and impressive buying power. The mere fact that sales of NASCAR licensed products exceed $1 billion annually gives us confidence in the potential of this project," Mr. Zacks said.

Reflecting on the Company's recent performance disappointments, Zacks told those attending the meeting that Company management is confident that the most costly and difficult aspects of a 3-year turn around plan have been successfully implemented and expensed.

"We are in the final year of our 3-year strategic plan, and I expect the results of our efforts to become more and more evident going forward. We have excellent products in the marketplace and exciting new programs, like the NASCAR license, in development. We are focused on profitably serving our customers and growing our top line. We intend to continue looking for ways to operate more intelligently and efficiently. Although we face uncertain times and a volatile retail environment, we believe our house is in order and that with the return of more traditional economic patterns, our business is properly positioned to return to profitability this year," he said.

During the meeting, shareholders re-elected to 3-year terms on the Board of Directors retail consultant and former Sears, Roebuck and Co. Senior Group Vice President Janice Page, 54, and former Chairman and Chief Executive Officer of Hartmarx Corporation clothiers Harvey A. Weinberg, 65. Harvey M. Krueger 73, Vice Chairman of Lehman Brothers, Inc. investment bankers, an R.G. Barry director since 1980, did not stand for re-election and has retired from the Board.

                                    --more--

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Barry Annual Meeting - page 2


"We are quite pleased that Janice Page and Harvey Weinberg have been re-elected, and we look forward to their continuing contributions. The Company has benefited greatly during the past 23 years from the wisdom, insight and judgment of Harvey Krueger who is retiring from our Board this year. We are deeply appreciative of Harvey's steady hand and vast knowledge, and he will be greatly missed," Mr. Zacks concluded.

Also at Thursday's meeting, shareholders approved an increase of common shares available under the Company's Employee Stock Purchase Plan by 450,000 shares.

To learn more about R.G. Barry Corporation and its at- and around-the-home footwear products, visit the Company Website at (www.rgbarry.com).


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements in this release, other than statements of historical fact, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our current plans and strategies, and reflect our current assessment of the risks and uncertainties related to our business. In addition to the risks and uncertainties noted in the release, there are factors that could cause results to differ materially from those anticipated by some of the statements made. These factors include product demand and market acceptance; the economic and business environment and the impact of governmental regulations, both in the United States and abroad; the effects of direct sourcing by customers of competitive products from alternative suppliers; the loss of significant customers in connection with mergers, acquisitions, bankruptcies or other circumstances; economic, regulatory and cultural difficulties or delays in our business development outside the United States; our ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; the availability and costs of financing; capacity, efficiency and supply constraints; weather; the effects of terrorist acts; acts of war; and other risks detailed in the our press releases, shareholder communications and Securities and Exchange Commission filings.